BUZZFEED, INC. REPORTS Q3 2026 FINANCIAL RESULTS

NEW YORK – November 4, 2026 – BuzzFeed, Inc. (“BuzzFeed” or the “Company”) (Nasdaq: BZFD) today announced its financial results for the quarter ended September 30, 2026.
“This was a transitional quarter. The restructuring we announced in July reduced our workforce and dedicated contractors by approximately 35% and we expect this to yield approximately $30 million in annualized savings,” said Byron Allen, BuzzFeed Chairman and CEO. “At the core of BuzzFeed, Inc. are three very popular brands with engaged audiences. In the fourth quarter, our strategy is to bring compelling content to audiences wherever they are—across digital platforms and connected TV—as we work to position BuzzFeed to be a premier global free streaming platform. On tomorrow’s call, I’ll discuss our results and growth strategy in more detail.”
Third Quarter 2026 Financial Results and Operational Highlights
BuzzFeed delivered Q3 2026 revenues of $26.0 million.
●Advertising revenue was $15.4 million.
●Content revenue was $5.8 million.
●Commerce and other revenue was $4.8 million.
Net loss was $18.7 million.
Adjusted EBITDA1 was negative $4.8 million for Q3 2026.
In Q3 2026, audience Time Spent2 with our content totaled 50.7 million hours.
Business and Content Highlights
●BuzzFeed, the Company’s largest brand, maintained its position as a leader in total U.S. time spent among its competitive set3, reaching 28.9 million hours in Q3 2026. This is slightly below People.com in first place at 29.9 million hours.
●HuffPost recorded 16.2 million hours in total U.S. time spent in Q3 2026, significantly outperforming competitors such as Vogue.com (3.3 million hours), The New Yorker (3.6 million hours), New York Magazine (2.2 million hours), Vanity Fair (1.8 million hours), Vox.com (0.6 million hours), and Bustle.com (0.6 million hours).
●Direct visits and internal web and app referrals have taken up 67% of the U.S. traffic on BuzzFeed’s owned and operated properties, an increase from 65% in the prior quarter, reducing the brand’s reliance on distributed platforms and increasing its resilience to platform algorithm changes.
Full Year 2026 Financial Outlook
Following a transformative year that included the Allen Family Digital transaction in May and our July restructuring, we are deferring our financial outlook as we continue to integrate these changes.
Quarterly Conference Call
BuzzFeed’s management team will hold a conference call to discuss our third quarter 2026 results tomorrow, November 5, at 5 PM ET. The call will be available via webcast at investors.buzzfeed.com under the heading News
1As used throughout, Adjusted EBITDA is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” below for a description of how it is calculated and the tables at the back of this earnings release for a reconciliation of our GAAP and non-GAAP financial results. Certain figures throughout this document may not foot due to rounding.
2 Refer to the definition of “Time Spent” below.
3 Competitive set includes People.com brand, Condé Nast Digital Group, Vox Media Group, Vogue.com, and Bustle.com.

and Events, and parties interested in participating must register in advance at the same location. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. While it is not required, it is recommended you join 5 minutes prior to the event start time. A replay of the call will be made available at the same URL.
We have used, and intend to continue to use, the Investor Relations section of our website at investors.buzzfeed.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Definitions
BuzzFeed reports revenues across three primary business lines: Advertising, Content, and Commerce and other. The definition of “Time Spent” is also set forth below.
●Advertising revenues are primarily generated from advertisers, both programmatically and directly, for ads distributed against our editorial and news content, including display, pre-roll, and mid-roll video products. We distribute these ad products across our owned and operated sites as well as third-party platforms, primarily YouTube and Apple News.
●Content revenues are primarily generated from clients for custom assets, including both long-form and short-form content, from branded quizzes to Instagram takeovers to sponsored content. Studio generally includes revenue from films, micro-dramas, content licensing, TV projects, and other projects inspired by BuzzFeed IP.
●Commerce and other revenues consist primarily of affiliate commissions earned on transactions initiated from our editorial shopping content. Revenues from our product licensing businesses are also included here.
●Time Spent captures the time audiences spend engaging with our content across our owned and operated sites, as well as YouTube and Apple News, as measured by Comscore. This metric excludes time spent with our content on platforms for which we have minimal advertising capabilities that contribute to our Advertising revenues, including Instagram, TikTok, Facebook, Snapchat, and X (formerly Twitter). There are inherent challenges in measuring the total actual number of hours spent with our content across all platforms; however, we consider the data reported by Comscore to represent industry-standard estimates of the time actually spent on our largest distribution platforms with our most significant monetization opportunities.
About BuzzFeed, Inc.
BuzzFeed, Inc. is home to the best of the Internet. Across pop culture, entertainment, shopping, food, and news, our brands drive conversation and inspire what audiences watch, read, and buy now — and into the future. Born on the Internet in 2006, BuzzFeed is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the Internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.
Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and represent key metrics used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net loss, excluding the impact of net (loss) income attributable to noncontrolling interests, income tax provision (benefit), interest expense, net, other expense, net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, restructuring costs, amortization of capitalized interest for content, loss on early termination of lease, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the same period.
We believe Adjusted EBITDA and Adjusted EBITDA margin are relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by our management. There are limitations to the use of Adjusted EBITDA and Adjusted EBITDA margin, and our Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
Adjusted EBITDA and Adjusted EBITDA margin should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) macroeconomic factors including: adverse economic conditions in the United States and globally, including the potential onset of recession; actual or potential government shutdowns or failure to raise the U.S. federal debt ceiling; current global supply chain disruptions; the ongoing conflicts in the Middle East and between Russia and Ukraine and any related sanctions and geopolitical tensions, and further escalation of trade tensions between the U.S. and its trading partners; tariffs; the inflationary environment; and the competitive labor market; (2) developments relating to our competitors and the digital media industry, including overall demand of advertising in the markets in which we operate; (3) demand for our products and services or changes in traffic or engagement with our brands and content; (4) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (5) our future capital requirements, including, but not limited to, our ability to obtain additional capital in the future, any restrictions imposed by, or commitments under, agreements governing any future indebtedness, and any restrictions on our ability to access our cash and cash equivalents; (6) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations, and the outcomes of legal proceedings, regulatory disputes, or governmental investigations to which we are subject; (7) the benefits of our restructuring (including our expected cost savings); (8) our success divesting of companies, assets, or brands we sell, or in integrating and supporting the companies we acquire; (9) our success in launching new products or platforms, including any new social media platform; (10) technological developments including artificial intelligence; (11) our success in retaining or recruiting, or changes required in, officers, other key employees or directors; (12) use of content creators and on-camera talent and relationships with third parties managing certain of our branded operations outside of the United States; (13) the security of our information technology systems or data; (14) disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure; (15) our ability to maintain the listing of our Class A common stock and warrants on The Nasdaq Stock Market LLC; (16) risks related to the Company’s liquidity and cash flow, including the ability of the Company to comply with debt service requirements and covenants contained in its credit facility; (17) risks related to the Stock Purchase Agreement and Director Appointment Agreement entered into by the Company with Allen Family Digital, LLC, including potentially adverse impacts on our business, results of operations, and stock price; and (18) those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange Commission.
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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Contacts
Public Relations Contact: pr@buzzfeed.com
Investor Relations Contact: investors@buzzfeed.com

BUZZFEED, INC.
Financial Highlights
(Unaudited, dollars in thousands)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2026	2025		2026	2025
Advertising	$15,393	$22,150	(31)%	$49,838	$66,126	(25)%
Content	5,801	7,207	(20)%	23,284	22,330	4%
Commerce and other	4,836	16,960	(71)%	20,768	40,276	(48)%
Total revenue	$26,030	$46,317	(44)%	$93,890	$128,732	(27)%
Loss from operations	$(17,460)	$(5,986)	NM	$(41,248)	$(23,194)	(78)%
Net loss	$(18,662)	$(7,426)	NM	$(45,618)	$(30,514)	(49)%
Adjusted EBITDA	$(4,764)	$753	NM	$(14,310)	$(3,157)	NM

NM: percentage is not meaningful.

BUZZFEED, INC.
Condensed Consolidated Balance Sheets
(Unaudited, dollars and shares in thousands, except per share amounts)

	September 30, 2026 (Unaudited)	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$8,828	$8,465
Restricted cash	525	15,750
Accounts receivable (net of allowance for credit losses of $1,035 and $683 as at September 30, 2026 and December 31, 2025, respectively)	23,829	45,496
Prepaid expenses and other current assets	14,914	16,411
Total current assets	48,096	86,122
Property and equipment, net	2,460	4,504
Right-of-use assets	12,385	23,002
Capitalized software costs, net	23,760	24,245
Intangible assets, net	9,245	10,167
Goodwill	13,105	13,105
Film costs, net	23,949	19,397
Noncurrent restricted cash	2,999	3,524
Prepaid expenses and other assets	1,896	4,073
Total assets	$137,895	$188,139

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$15,241	$19,548
Accrued expenses	10,510	12,411
Deferred revenue	11,364	7,405
Accrued compensation	8,325	8,305
Current lease liabilities	3,748	12,706
Current debt	7,810	30,524
Other current liabilities	3,185	4,319
Total current liabilities	60,183	95,218
Noncurrent lease liabilities	10,414	14,725
Debt	25,944	27,861
Other liabilities	254	250
Total liabilities	96,795	138,054

Commitments and contingencies

Stockholders’ equity
Class A Common stock, $0.0001 par value; 700,000 shares authorized; 89,757 and 37,857 shares issued; 89,757 and 36,030 shares outstanding at September 30, 2026 and December 31, 2025, respectively	9	3
Class B Common stock, $0.0001 par value; 20,000 shares authorized; 33 and 1,343 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	1
Additional paid-in capital	870,787	735,992
Accumulated deficit	(724,961)	(679,588)
Accumulated other comprehensive loss	(3,470)	(3,715)
Treasury stock, at cost, 0 and 1,827 shares at September 30, 2026 and December 31, 2025, respectively	—	(3,332)
Stock subscription receivable	(101,739)	—
Total BuzzFeed, Inc. stockholders’ equity	40,626	49,361
Noncontrolling interests	474	724
Total stockholders’ equity	41,100	50,085
Total liabilities and stockholders’ equity	$137,895	$188,139

BUZZFEED, INC.
Condensed Consolidated Statements of Operations
(Unaudited, dollars and shares in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$26,030	$46,317	$93,890	$128,732
Costs and expenses
Cost of revenue, excluding depreciation and amortization	19,823	29,582	64,973	81,061
Sales and marketing	2,910	3,944	9,129	12,444
General and administrative	12,252	12,732	39,194	37,778
Research and development	4,493	2,527	9,451	8,416
Depreciation and amortization	4,012	3,518	12,391	12,227
Total costs and expenses	43,490	52,303	135,138	151,926
Loss from operations	(17,460)	(5,986)	(41,248)	(23,194)
Other expense, net	(144)	(579)	(295)	(4,361)
Interest expense, net	(936)	(1,412)	(3,868)	(4,079)
Change in fair value of warrant liabilities	168	205	175	1,187
Loss before income taxes	(18,372)	(7,772)	(45,236)	(30,447)
Income tax provision (benefit)	290	(346)	382	67
Net loss	(18,662)	(7,426)	(45,618)	(30,514)
Less: net (loss) income attributable to noncontrolling interests	(218)	9	(245)	412
Net loss attributable to BuzzFeed, Inc.	$(18,444)	$(7,435)	$(45,373)	$(30,926)
Net loss attributable to holders of Class A and Class B common stock:
Basic and diluted	$(18,444)	$(7,435)	$(45,373)	$(30,926)
Net loss per Class A and Class B common share:
Basic and diluted	$(0.22)	$(0.20)	$(0.77)	$(0.81)
Weighted average common shares outstanding:
Basic and diluted	84,362	37,212	59,196	37,986

BUZZFEED, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, USD in thousands)

	Nine Months Ended September 30,
	2026	2025
Operating activities:
Net loss	$(45,618)	$(30,514)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	12,391	12,227
Unrealized loss (gain) on foreign currency	356	(81)
Stock-based compensation	4,597	4,363
Change in fair value of warrants	(175)	(1,187)
Amortization of debt discount and deferred issuance costs	817	6,867
Deferred income tax	37	121
Provision for credit losses	352	(254)
Non-cash portion of early termination on lease	1,259	—
Non-cash lease expense	8,663	13,511
Changes in operating assets and liabilities:
Accounts receivable	21,261	15,999
Prepaid expenses and other current assets and prepaid expenses and other assets	(2,949)	(450)
Film costs	(4,296)	(10,205)
Accounts payable	(3,969)	4,118
Accrued compensation	1,689	(350)
Accrued expenses, other current liabilities, and other liabilities	(2,966)	(9,580)
Lease liabilities	(10,819)	(16,808)
Deferred revenue	3,959	5,204
Cash used in operating activities	(15,411)	(7,019)

Investing activities:
Capital expenditures	(326)	(1,678)
Capitalization of internal-use software	(8,871)	(9,636)
Business combinations, net of cash acquired	—	(233)
Proceeds from sale of asset	75	300
Cash used in investing activities	(9,122)	(11,247)

Financing activities:
Borrowings from Term Loan	—	43,975
Borrowings from film financing arrangements	621	5,342
Proceeds from co-financing arrangements for feature films	—	2,662
Proceeds from issuance of common stock in connection with Stock Purchase Agreement, net of issuance costs	19,400	—
Proceeds from private placements	10,909	—
Proceeds from exercise of stock options	—	16
Payment on Convertible Notes	—	(30,000)
Payment of consent solicitation fees	—	(2,089)
Payment on Term Loan	(20,000)	—
Payment of Term Loan's debt issuance / modification costs	(1,047)	(754)
Payment of film financing arrangements for feature films	(478)	—
Repurchase of common stock	—	(3,332)
Payment for shares withheld for employee taxes	(165)	(191)
Payment of at-the-market offering issuance costs, net	(69)	(175)
Distributions to noncontrolling interests	—	(1,923)
Cash provided by financing activities	9,171	13,531
Effect of currency translation on cash and cash equivalents	(25)	379
Net decrease in cash and cash equivalents	(15,387)	(4,356)
Cash and cash equivalents and restricted cash at beginning of period	27,739	38,648
Cash and cash equivalents and restricted cash at end of period	$12,352	$34,292

BUZZFEED, INC.
Reconciliation of GAAP to Non-GAAP
(Unaudited, USD in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(18,662)	$(7,426)	$(45,618)	$(30,514)
Income tax provision (benefit)	290	(346)	382	67
Interest expense, net	936	1,412	3,868	4,079
Other expense, net	144	579	295	4,361
Depreciation and amortization	4,012	3,518	12,391	12,227
Stock-based compensation	1,495	1,660	4,597	4,363
Change in fair value of warrant liabilities	(168)	(205)	(175)	(1,187)
Restructuring(1)	7,189	1,561	7,518	3,447
Amortization of capitalized interest for content(2)	—	—	579	—
Loss on early termination of lease(3)	—	—	1,853	—
Adjusted EBITDA	$(4,764)	$753	$(14,310)	$(3,157)
Adjusted EBITDA margin	(18.3)%	1.6%	(15.2)%	(2.5)%
Net loss as a percentage of revenue(4)	(71.7)%	(16.0)%	(48.6)%	(23.7)%
________________________________

(1) We exclude restructuring expenses from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparison to our past operating performance.

(2) Reflects the non-cash amortization of interest costs that were capitalized as part of capitalized film costs; this add-back aligns the treatment of capitalized interest with the exclusion of interest expense from Adjusted EBITDA.

(3) Reflects the loss on the early termination of a lease related to our office space in London, England. We exclude losses associated with early terminations of leases from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance.

(4) Net loss as a percentage of revenue is included as the most comparable GAAP measure to Adjusted EBITDA margin, which is a non-GAAP measure.